UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2023

MALACCA STRAITS ACQUISITION COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39383	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 601-2

St. George’s Building

2 Ice House Street Central, Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +852 21060888

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	MLACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	MLAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	MLACW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2023, the Board of Directors (the “Board”) of Malacca Straits Acquisition Company Limited, a Cayman Islands exempted company (the “Company”), appointed Ivan Wong to serve as an additional member of the Board.

Mr. Ka Lok (Ivan) Wong, age 46, has been a director of Nocturne Acquisition Corporation, a special purpose acquisition corporation, since January 2022. He has also been the Managing Director of Wyndham Capital, which manages a portfolio of investments including special situation, private equity, and structured finance investments, as well as property investments in Asia, Europe and North America. Mr. Wong is responsible for alternative investments globally and across all asset classes. From June 2011 to May 2013, Mr. Wong served as an investment professional with ICBC International Holdings Limited, the principal investment arm of Industrial and Commercial Bank of China (ICBC) in Hong Kong. From November 2007 to June 2011, Mr. Wong served as an investment manager for Argyle Street Management Limited, an Asia-based hedge fund. Mr. Wong is a member of the American Institute of Certified Public Accountants. Mr. Wong received a B.B.A. with a concentration in Financial Engineering from the Chinese University of Hong Kong. Mr. Wong is well-qualified to serve on the Board due to his expertise in corporate finance and management and his extensive experience in investment.

There are no transactions between the Company and Mr. Wong that are subject to disclosure under Item 404(a) of Regulation S-K.

On June 14, 2023, after Mr. Wong’s appointment, Gordon Lo, Stanley Wang, Vince Ming Shu Leung, Ping He and Eugene Ty Tan informed the Company of their intention to resign as directors of the Company, effective immediately. Mr. Lo also informed the Company of his intention to resign as the Chief Executive Officer and President of the Company, effective immediately. In addition, Mr. Wang informed the Company of his intention to resign as the Chief Financial Officer of the Company, effective immediately. Neither of these resignations was due to any disagreement with the Company.

As previously disclosed, the Company determined that, effective June 16, 2023, it would (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then public shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in the case of (b) and (c) above to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. Mr. Wong, as the sole remaining director of the Company, will make decisions relating to the matters described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALACCA STRAITS ACQUISITION COMPANY LIMITED
Dated: June 16, 2023
	By:	/s/ Ka Lok (Ivan) Wong
		Name:	Ka Lok (Ivan) Wong
		Title:	Director

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